UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT,
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported): May 8, 2003 (May 7, 2003)

COMPREHENSIVE CARE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9927	95-2594724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 South Hoover Boulevard Building 219, Suite 200 Tampa, Florida	33609

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 288-4808

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events.

On May 8, 2003, Comprehensive Care Corporation announced that its Central U.S. Service Center, located in Bloomfield Hills, Michigan, was recently awarded a contract by the second largest Medicaid qualified health plan in Michigan. The contract, which starts June 1, 2003, is expected to generate approximately $1.5 million in annual revenue to the Company.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	May 8, 2003 Press Release relating to one new business contract in Michigan.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

COMPREHENSIVE CARE CORPORATION

	By:	/s/ ROBERT J. LANDIS

Name: Robert J. Landis Title: Chairman of the Board, Chief Financial Officer, and Treasurer

Date: May 8, 2003

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